Exhibit 10.77

Confirmation of OTC Convertible Note Hedge

Date:	February 14, 2006

To:	Amgen Inc. (“Counterparty”)

Attention:	Treasurer

From:	Morgan Stanley & Co. International Limited (“MSIL”)

Dear Sir / Madam:

The purpose of this letter agreement (this “Confirmation”) is to confirm the terms and conditions of the above-referenced transaction entered into between Counterparty and MSIL on the Trade Date specified below (the “Transaction”).  This Confirmation constitutes a “Confirmation” as referred to in the Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (the “Swap Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions” and, together with the Swap Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation.  In the event of any inconsistency between the Swap Definitions and the Equity Definitions, the Equity Definitions will govern, and in the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.  References herein to a “Transaction” shall be deemed to be references to a “Share Option Transaction” for purposes of the Equity Definitions and a “Swap Transaction” for the purposes of the Swap Definitions.

This Confirmation evidences a complete binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates.  This Confirmation (notwithstanding anything to the contrary herein), shall be subject to an agreement in the 1992 form of the ISDA Master Agreement (Multicurrency Cross Border) (the “Master Agreement” or “Agreement”) as if we had executed an agreement in such form (but without any Schedule and with elections specified in the “ISDA Master Agreement” Section of this Confirmation) on the Trade Date of the first such Transaction between us.  In the event of any inconsistency between the provisions of that agreement and this Confirmation, this Confirmation will prevail for the purpose of this Transaction.  The parties hereby agree that the Transaction evidenced by this Confirmation shall be the only Transaction subject to and governed by the Agreement.

The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms:

Trade Date:	February 14, 2006

Effective Date:	The date of issuance of the Reference Notes.

Option Style:	Bermuda

Seller:	MSIL

Buyer:	Counterparty

Shares:

The shares of common stock, $0.0001 par value, of Counterparty (Security Symbol: “AMGN”) or such other securities or property into which the Reference Notes are convertible on the date of determination.

Initial Payment Amount:	$315,166,667

Initial Payment Amount
Payment Date:	Effective Date

Potential Exercise Date:	Each Valuation Date

Exchange:	NASDAQ National Market

Related Exchange(s):	All Exchanges

Knock-in Event:	Not Applicable

Knock-out Event:	Not Applicable

Reference Notes:	0.125% Convertible Notes of Counterparty due 2011 in the original principal amount of $2.5 billion.

Applicable Portion of the
Reference Notes:

50%. For the avoidance of doubt, the Calculation Agent shall, as it deems necessary, take into account the Applicable Portion of the Reference Notes in determining or calculating any delivery or payment obligations hereunder, whether upon a Conversion Event (as defined below) or otherwise.

Conversion Event:

Each conversion of any Reference Note pursuant to the terms of the Note Indenture (the principal amount of Reference Notes so converted, the “Conversion Amount” with respect to such Conversion Event) occurring before the Termination Date.

If the Conversion Amount for any Conversion Event is less than the aggregate principal amount of Reference Notes then outstanding, then the terms of this Transaction shall continue to apply, subject to the terms and conditions set forth herein, with respect to the remaining outstanding principal amount of the Reference Notes multiplied by the Applicable Portion of the Reference Notes.

Conversion Date:	With respect to each Conversion Event, the date on which any conversion of any Reference Note into Shares becomes effective, as determined by Buyer in accordance with the terms of the Note Indenture.

Note Indenture:

The indenture, dated as of closing of the issuance of the Reference Notes, between Counterparty and JPMorgan Chase Bank, N.A., as trustee relating to the Reference Notes, as the same may be amended, modified or supplemented, subject to the “Additional Termination Events” provisions of this Confirmation.

Termination Date:

The earlier of (i) the maturity date of the Reference Notes and (ii) the first day on which none of such Reference Notes remain outstanding, whether by virtue of conversion, issuer repurchase or otherwise.

Valuation:

Valuation Date:	The final “trading day” in the applicable “conversion reference period” (each as defined in the Note Indenture) in respect of each Conversion Event.

Settlement Terms:

Settlement Method:

Net Share Settlement or Net Cash Settlement consistent with Buyer’s election with respect to the Reference Notes converted in the applicable Conversion Event, provided that solely Net Share Settlement shall apply in the event that Buyer elects to deliver any shares in connection with the applicable Conversion Event.

Settlement Notice:

Buyer shall provide Seller with notice of its Settlement Method provided that in the event Buyer shall not deliver the Settlement Notice, the Settlement Method shall be Net Share Settlement but without regard to section (b) of the definition of Net Share Settlement. The Settlement Notice will include (to the extent not previously provided in the Conversion Notice with respect to the applicable Conversion Event) (i) the number of Reference Notes being converted, (ii) the first “trading day” in the relevant “conversion reference period” (each as defined in the Note Indenture) for the Reference Notes and (iii) if any, the applicable Cash Percentage.

Settlement Date:	Subject to the delivery of a Settlement Notice or Conversion Notice to the Seller, the third (3rd) “trading day” (as defined in the Note Indenture) following the applicable Valuation Date.

Conversion Notice:

Counterparty agrees to provide Seller with notice of any Conversion Event within two (2) “trading days” after Counterparty’s receipt of notice of any Conversion Event from the Trustee (as defined in the Note Indenture) (such Conversion Notice can be provided by such Trustee). The Conversion Notice will include (i)  the number of Reference Notes being converted and (ii) the first “trading day” in the relevant “conversion reference period. “

Net Share Settlement:

On the Settlement Date, Seller shall deliver to Counterparty (a) a number of Shares equal to the related Net Share Settlement Amount and (b) (x) an amount in cash equal to the cash amount, if any, paid by Buyer in excess of the principal amount of the applicable Reference Notes for such Conversion Event under the Note Indenture multiplied by (y) the Applicable Portion of the Reference Notes.

Net Cash Settlement:	On the Settlement Date, Seller shall deliver to Counterparty an amount in cash equal to the related Net Cash Settlement Amount.

Net Share Settlement Amount:

For each Conversion Event, the number of Shares equal to the shares delivered by Buyer for such Conversion Event under the Note Indenture multiplied by the Applicable Portion of the Reference Notes, provided that with respect to such Conversion Event if neither a Settlement Notice nor a Conversion Notice shall be delivered to the Seller prior to the start of the “conversion reference period” (as defined in the Note Indenture) applicable to such Conversion Event, the Net Share Settlement Amount for such Conversion Event shall be reduced by an amount determined by the parties, in a commercially reasonable manner each acting in good faith, representing the additional cost and expenses of Seller in “unwinding” its hedge with respect to such Conversion Event during the period from the delivery of such notice to the end of the applicable “conversion reference period” rather than over the entire “conversion reference period” (as defined in the Note Indenture). No reduction of the Net Share Settlement Amount shall reduce the Net Share Settlement Amount below zero.

Net Cash Settlement Amount:

For each Conversion Event, an amount equal to the cash delivered by the Buyer in excess of the principal amount of the applicable Reference Notes for such Conversion Event under the Note Indenture multiplied by the Applicable Portion of the Reference Notes, provided that with respect to such Conversion Event if the Settlement Notice shall not be delivered to the Seller prior to the start of the “conversion reference period” (as defined in the Note Indenture) applicable to such Conversion Event, the Net Cash Settlement Amount for such Conversion Event shall be reduced by an amount determined by the parties, in a commercially reasonable manner each acting in good faith, representing the additional cost and expenses of Seller in “unwinding” its hedge with respect to such Conversion Event during the period from the delivery of such notice to the end of the applicable “conversion reference period” rather than over the entire “conversion reference period” (as defined in the Note Indenture). No reduction of the Net Cash Settlement Amount shall reduce the Net Cash Settlement Amount below zero.

Share Adjustments:

Merger Event:	The Transaction will be adjusted consistent with the Reference Notes as provided in the Note Indenture.

Consequences for Merger Events:

Share-for-Share:	The Transaction will be adjusted consistent with the Reference Notes as provided in the Note Indenture.

Share-for-Other:	The Transaction will be adjusted consistent with the Reference Notes as provided in the Note Indenture.

Share-for-Combined:	The Transaction will be adjusted consistent with the Reference Notes as provided in the Note Indenture.

Tender Offer:	The Transaction will be adjusted consistent with the Reference Notes as provided in the Note Indenture.

Nationalization, Insolvency or Delisting:	Cancellation and Payment (Calculation Agent Determination), provided Buyer shall determine whether payment shall be settled in cash or Shares.

Additional Disruption Events:

Change in Law:	Not Applicable

Failure to Deliver:

Applicable. If there is inability in the market to deliver Shares due to illiquidity on a day that would have been a Settlement Date, then the Settlement Date shall be the first succeeding Exchange Business Day on which there is no such inability to deliver, but in no such event shall the Settlement Date be later than the date that is two (2) Exchange Business Days immediately following what would have been the Settlement Date but for such inability to deliver.

Insolvency Filing:	Applicable

Hedging Disruption Event:	Not Applicable

Increased Cost of Hedging:	Not Applicable

Hedging Party:	Seller

Loss of Stock Borrow:	Not Applicable

Increased Cost of Stock Borrow:	Not Applicable

Determining Party:	Seller

Non-Reliance:	Applicable

Agreements and Acknowledgments
Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

Additional Agreements, Representations and Covenants of Counterparty, Etc.:

1.                           Counterparty hereby represents and warrants to Seller, on each day from the Trade Date to and including the earlier of (i) February 17, 2006 and (ii) the date by which Seller is able to initially complete a hedge of its position relating to this Transaction, that:

a.               it will not, and will not permit any person or entity subject to its control to, bid for or purchase Shares during such period except as disclosed in the Offering Memorandum relating to the Reference Notes; and

b.              Counterparty has publicly disclosed all material information necessary for Counterparty to be able to purchase or sell Shares in compliance with applicable federal securities laws and that it has publicly disclosed all material information with respect to its condition (financial or otherwise).

2.                           The parties hereby agree that all documentation with respect to this Transaction is intended to qualify this Transaction as an equity instrument for purposes of EITF 00-19.  If Counterparty would be obligated to receive cash from Seller pursuant to the terms of this Agreement for any reason without having had the right (other than pursuant to this paragraph (2)) to elect to receive Shares in satisfaction of such payment obligation, then Counterparty may elect that Seller deliver to Counterparty a number of Shares having a cash value equal to the amount of such payment obligation (such number of Shares to be delivered to be determined by the Calculation Agent acting in a commercially reasonable manner to determine the number of Shares that could be purchased over a reasonable period of time with the cash equivalent of such payment obligation).  Settlement relating to any delivery of Shares pursuant to this paragraph (2) shall occur within a reasonable period of time.

Additional Termination Events:

The occurrence of any of the following shall be an Additional Termination Event with respect to Counterparty (which shall be the sole Affected Party and this Transaction shall be the sole Affected Transaction):

1.                           an Amendment Event (as defined below) occurs (in which case the entirety of this Transaction shall be subject to termination);

2.                           a Repayment Event (as defined below) occurs (in which case this Transaction shall be subject to termination only in respect of the principal amount of Reference Notes that cease to be outstanding in connection with or as a result of such Repayment Event); or

3.                           the transactions contemplated by the Purchase Agreement shall fail to close for any reason, in which case the entirety of this Transaction shall terminate automatically.

If the transactions contemplated by the Purchase Agreement shall fail to close for any reason other than a breach of the Purchase Agreement by the Initial Purchasers or the Counterparty, then the entirety of this Transaction shall terminate automatically and all payments previously made hereunder shall be returned to the person making such payment, including the Initial Payment Amount, less an amount equal to the product of (a) 15,655,875 Shares and (b) the sum of (i) US$0.50 per Share and (ii) an amount equal to the excess, if any, of the closing price of the Shares on the Trade Date over the closing price of the Shares on the date of the Termination Event (the “Break Expense”); provided that any negative amount shall be replaced by zero and provided further that to the extent the Initial Payment Amount has not been paid, Counterparty shall promptly pay Seller the Break Expense.  Seller and Counterparty agree that actual damages would be difficult to ascertain under these circumstances and that the amount of liquidated damages resulting from the determination in the preceding sentence is a good faith estimate of such damages and not a penalty.

If the transactions contemplated by the Purchase Agreement shall fail to close because of a breach of the Purchase Agreement by the Initial Purchasers, then the entirety of this Transaction shall terminate automatically, and all payments previously made hereunder, including the Initial Payment Amount, shall be promptly returned to the person making such payment.

Further, if an Amendment Event or Repayment Event occurs or the transactions contemplated by the Purchase Agreement shall fail to close as a result of any breach by any Initial Purchaser or as a result of any action, or failure to act, by any Initial Purchaser thereunder or as a result of a breach of the Counterparty’s obligations thereunder (collectively, an “Initial Purchase Event”), no payments shall be required hereunder in connection with the Termination Event arising as a result of such Amendment Event, Repayment Event or Initial Purchase Event.

“Amendment Event” means that the Counterparty amends, modifies, supplements or obtains a waiver of any term of the Note Indenture or the Reference Notes relating to the principal amount, coupon, maturity, repurchase obligation of the Counterparty, redemption right of the Counterparty, any material term relating to conversion of the Reference Notes (including changes to the conversion price, conversion settlement dates or conversion conditions), or any other term that would require consent of the holders of 100% of the principal amount of the Reference Notes to amend.

“Repayment Event” means that (a) any Reference Notes are repurchased (whether in connection with or as a result of a change of control, howsoever defined, or for any other reason) by the Counterparty, (b) any Reference Notes are delivered to the Counterparty in exchange for delivery of any property or assets of the Counterparty or any of its subsidiaries (howsoever described), other than as a result of and in connection with a Conversion Event, (c) any principal of any of the Reference Notes is repaid prior to the Final Maturity Date, as defined in the Note Indenture (whether following acceleration of the Reference Notes or otherwise), provided that no payments of cash made in respect of the conversion of a Reference Note shall be deemed a payment of principal under this clause (c), (d) any Reference Notes are exchanged by or for the benefit of the holders thereof for any other securities of the Counterparty or any of its Affiliates (or any other property, or any combination thereof) pursuant to any exchange offer or similar transaction or (e) any of the Reference Notes is surrendered by Counterparty to the trustee for cancellation, other than registration of a transfer of such Reference Notes or as a result of and in connection with a Conversion Event.

Staggered Settlement:

If Seller determines reasonably and in good faith that the number of Shares required to be delivered to Counterparty hereunder on any Settlement Date would exceed 8.0% of all outstanding Shares, then Seller may, by notice to Counterparty on or prior to such Settlement Date (a “Nominal Settlement Date”), elect to deliver the Shares comprising the related Net Share Settlement Amount on two or more dates (each, a “Staggered Settlement Date”) as follows:

1.                           in such notice, Seller will specify to Counterparty the related Staggered Settlement Dates (the first of which will be such Nominal Settlement Date and the last of which will be no later than twenty (20) “trading days” (as defined in the Note Indenture) following such Nominal Settlement Date) and the number of Shares that it will deliver on each Staggered Settlement Date;

2.                           the aggregate number of Shares that Seller will deliver to Counterparty hereunder on all such Staggered Settlement Dates will equal the number of Shares that Seller would otherwise be required to deliver on such Nominal Settlement Date; and

3.                           the Net Share Settlement terms will apply on each Staggered Settlement Date, except that the Shares comprising the Net Share Settlement Amount will be allocated among such Staggered Settlement Dates as specified by Seller in the notice referred to in clause (1) above.

Notwithstanding anything herein to the contrary, solely in connection with a Staggered Settlement Date, Seller shall be entitled to deliver Shares to Counterparty from time to time prior to the date on which Seller would be obligated to deliver them to Counterparty pursuant to Net Share Settlement terms set forth above, and Counterparty agrees to credit all such early deliveries against Seller’s obligations hereunder in the direct order in which such obligations arise.  No such early delivery of Shares will accelerate or otherwise affect any of Counterparty’s obligations to Seller hereunder.  In addition, during the 30 day period prior to the Termination Date or any Settlement Date, each of Seller and Counterparty shall use its reasonable efforts to refrain from activities which could reasonably be expected to result in Seller’s ownership of Shares exceeding 8% of all issued and outstanding Shares.

Compliance with Securities Laws:

Each party represents and agrees that it has complied, and will comply, in connection with this Transaction and all related or contemporaneous sales and purchases of Shares, with the applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations each thereunder, including, without limitation, Rules 10b-5 and 13e and Regulation M under the Exchange Act; provided that each party shall be entitled to rely conclusively on any information communicated by the other party concerning such other party’s market activities; and provided  further that Counterparty shall have no liability as a result of a breach of this representation due to Seller’s gross negligence or willful misconduct.

Each party further represents that if such party (“X”) purchases any Shares from the other party pursuant to this Transaction, such purchase(s) will comply in all material respects with (i) all laws and regulations applicable to X and (ii) all contractual obligations of X.

Each party acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof. Accordingly, Counterparty represents and warrants to Seller that (i) it has the financial ability to bear the economic risk of its investment in the Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act and (iii) the disposition of the Transaction is restricted under this Confirmation, the Securities Act and state securities laws. On or prior to the Trade Date, Counterparty shall deliver to Seller a resolution of Counterparty’s board of directors authorizing the Transaction and such other certificate or certificates as Seller shall reasonably request.

Counterparty represents and acknowledges that as of the date hereof:

(a) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required in connection with the execution, delivery or performance by Company of this Confirmation, except such as have been obtained or made and such as may be required under the Securities Act or state securities laws.

(b) without limiting the generality of Section 13.1 of the Equity Definitions, Seller is not making any representations or warranties with respect to the treatment of the Transaction under FASB Statements 149 or 150, EITF Issue No. 00-19 (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

Account Details:	Account for payments to Counterparty:	Not Applicable

	Account for payment to Seller:	Chase Manhattan Bank, New York
BIC: CHASUS33
ABA#: 021-000-021
FAO: Morgan Stanley & Co. Intl Ltd.
A/C: 400333139

For further credit to Customer Account 033AC0048

Bankruptcy Rights:

In the event of Counterparty’s bankruptcy, Seller’s rights in connection with this Transaction shall not exceed those rights held by common shareholders. For the avoidance of doubt, the parties acknowledge and agree that Seller’s rights with respect to any other claim arising from this Transaction prior to Counterparty’s bankruptcy shall remain in full force and effect and shall not be otherwise abridged or modified in connection herewith.

Set-Off:	Each party waives any and all rights it may have to set-off, whether arising under any agreement, applicable law or otherwise.

Collateral:	None.

Transfer:

The Counterparty shall have the right to assign its rights and obligations hereunder with respect to any portion of this Transaction, subject to Seller’s consent, such consent not to be unreasonably withheld; provided that such assignment or transfer shall be subject to receipt by Seller of opinions and documents reasonably satisfactory to Seller and effected on terms reasonably satisfactory to the Seller with respect to any legal and regulatory requirements relevant to the Seller; provided further that Counterparty shall not be released from its Settlement Notice obligation. Seller may transfer any of its rights or delegate its obligations under this Transaction with the prior written consent of Counterparty, which consent shall not be unreasonably withheld.

Regulation:	Seller is regulated by The Securities and Futures Authority Limited and has entered into this Transaction as principal.

ISDA Master Agreement

With respect to the Agreement, Seller and Counterparty each agree as follows:

Specified Entities:

(i) in relation to Seller, for the purposes of:

Section 5(a)(v):     not applicable
Section 5(a)(vi):    not applicable
Section 5(a)(vii):   not applicable
Section 5(b)(iv):    not applicable

and (ii) in relation to Counterparty, for the purposes of:

Section 5(a)(v):     not applicable
Section 5(a)(vi):    not applicable
Section 5(a)(vii)    not applicable
Section 5(b)(iv):    not applicable

“Specified Transaction” will have the meaning specified in Section 14 of the Agreement.

The “Credit Event Upon Merger” provisions of Section 5(b)(iv) of the Agreement will not apply to Seller and Counterparty.

The “Automatic Early Termination” provision of Section 6(a) of the Agreement will not apply to Seller or to Counterparty.

Payments on Early Termination.  For the purpose of Section 6(e) of the Agreement:  (i) Market Quotation shall apply; and (ii) the Second Method shall apply.

“Termination Currency” means USD.

Tax Representations:

(I)                                    For the purpose of Section 3(e) of the Agreement, each party represents to the other party that it is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of the Agreement) to be made by it to the other party under the Agreement.  In making this representation, each party may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the Agreement; provided that it will not be a breach of this representation where reliance is placed on clause (ii) above and the other party does not deliver a form or document under Section 4(a)(iii) of the Agreement by reason of material prejudice to its legal or commercial position.

(II)                                For the purpose of Section 3(f) of the Agreement, each party makes the following representations to the other party:

(i)                         Seller represents that it is a limited company organized under the laws of England and Wales and a resident of the United Kingdom.

(ii)                      Counterparty represents that it is a corporation incorporated under the laws of the State of Delaware.

Delivery Requirements:  For the purpose of Sections 3(d), 4(a)(i) and (ii) of the Agreement, each party agrees to deliver the following documents:

Tax forms, documents or certificates to be delivered are:

Each party agrees to complete (accurately and in a manner reasonably satisfactory to the other party), execute, and deliver to the other party, United States Internal Revenue Service Form W-9 or W-8 BEN, or any successor of such form(s): (i) before the first payment date under this agreement; (ii) promptly upon reasonable demand by the other party; and (iii) promptly upon learning that any such form(s) previously provided by the other party has become obsolete or incorrect.

Other documents to be delivered:

Party Required to Deliver Document	Document Required to be Delivered	When Required	Covered by Section 3(d) Representation
Counterparty	Evidence of the authority and true signatures of each official or representative signing this Confirmation	Upon or before execution and delivery of this Confirmation	Yes
Counterparty	Certified copy of the resolution of the Board of Directors or equivalent document authorizing the execution and delivery of this Confirmation	Upon or before execution and delivery of this Confirmation	Yes
Seller	Guarantee of its Credit Support Provider together with evidence of the authority and true signatures of the signatories, if applicable	Upon or before February 17, 2006	Yes

Additional Notice Requirements:  The Counterparty hereby agrees to promptly deliver to Seller a copy of all notices and other communications required or permitted to be given to the holders of any Reference Notes pursuant to the terms of the Note Indenture on the dates so required or permitted in the Note Indenture and all other notices given and other communications made by Counterparty in respect of the Reference Notes to holders of any Reference Notes.  The Counterparty further covenants to Seller that it shall promptly notify Seller of each Conversion Event (identifying in such Conversion Notice the principal amount at maturity of Reference Notes being converted), Amendment Event (including in such notice a detailed description of any such amendment) and Repayment Event (identifying in such notice the nature of such Repayment Event and the principal amount at maturity of Reference Notes being paid).

Addresses for Notices:  For the purpose of Section 12(a) of the Agreement:

Address for notices or communications to Seller for all purposes:

Address:	Morgan Stanley & Co. International Limited
c/o Morgan Stanley Bank
One New York Plaza, 4th Floor
New York, NY 10004
Attention:	Fred Gonfiantini
Facsimile No.:	(212) 507-0724
Telephone No.:	(212) 276-2427

Additionally, a copy of all notices pursuant to Sections 5, 6, and 7 as well as any changes to Counterparty’s address, telephone number or facsimile number should be sent to:

Address:	Law Division
Morgan Stanley
1585 Broadway, 38th Floor
New York, NY 10036
Attention:	Anthony Cicia
Facsimile No:	(212) 507-4338
Telephone No:	(212) 761-3452

Address for notices or communications to Counterparty for all purposes:

Amgen Inc.

One Amgen Center Drive

Thousand Oaks, CA 91320-1799

Telephone No.: (805) 447-1000

Facsimile No.: (805) 449-2863

Attention:  Treasurer

Process Agent:  For the purpose of Section 13(c) of the Agreement, Seller appoints as its Process Agent:

Address:	Morgan Stanley Bank
One New York Plaza, 4th Floor
New York, NY 10004
Attention:	Fred Gonfiantini

Counterparty does not appoint a Process Agent.

Multibranch Party.  For the purpose of Section 10(c) of the Agreement: Neither Seller nor Counterparty is a Multibranch Party.

Calculation Agent.  The Calculation Agent is Seller, whose judgments, determinations and calculations in this Transaction and any related hedging transaction between the parties shall be made in good faith and in a commercially reasonable manner.

Credit Support Document.

Seller: Guarantee of Morgan Stanley dated February 16, 2006

Counterparty:  Not Applicable

Credit Support Provider.

With respect to Seller: Morgan Stanley

With respect to Counterparty:  Not Applicable

Governing Law.  This Confirmation will be governed by, and construed in accordance with, the laws of the State of New York.

Waiver of Jury Trial.  Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Transaction.  Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Transaction, as applicable, by, among other things, the mutual waivers and certifications provided herein.

Netting of Payments.  The provisions of Section 2(c) of the Agreement shall not be applicable to this Transaction.

Basic Representations.  Section 3(a) of the Agreement is hereby amended by the deletion of “and” at the end of Section 3(a)(iv); the substitution of a semicolon for the period at the end of Section 3(a)(v) and the addition of Sections 3(a)(vi), as follows:

Eligible Contract Participant; Line of Business.  Each party agrees and represents that it is an “eligible contract participant” as defined in Section 1a(12) of the U.S. Commodity Exchange Act, as amended (“CEA”), this Agreement and the Transaction thereunder are subject to individual negotiation by the parties and have not been executed or traded on a “trading facility” as defined in Section 1a(33) of the CEA, and it has entered into this Confirmation and this Transaction in connection with its business or a line of business (including financial intermediation), or the financing of its business.

Amendment of Section 3(a)(iii).  Section 3(a)(iii) of the Agreement is modified to read as follows:

No Violation or Conflict.  Such execution, delivery and performance do not materially violate or conflict with any law known by it to be applicable to it, any provision of its constitutional documents, any order or judgment of any court or agency of government applicable to it or any of its assets or any material contractual restriction relating to Specified Indebtedness binding on or affecting it or any of its assets.

Amendment of Section 3(a)(iv).  Section 3(a)(iv) of the Agreement is modified by inserting the following at the beginning thereof:

“To such party’s best knowledge,”

Acknowledgements:

(1) The parties acknowledge and agree that there are no other representations, agreements or other undertakings of the parties in relation to this Transaction, except as set forth in this Confirmation.

(2) The parties hereto intend for:

(a)                                  this Transaction to be a “securities contract” as defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), qualifying for the protections under Section 555 of the Bankruptcy Code;

(b)                                 a party’s right to liquidate this Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as defined in the Bankruptcy Code;

(c)                                  all payments for, under or in connection with this Transaction, all payments for the Shares and the transfer of such Shares to constitute “settlement payments” as defined in the Bankruptcy Code.

Amendment of Section 6(d)(ii).  Section 6(d)(ii) of the Agreement is modified by deleting the words “on any day” in the second line thereof and substituting therefore “on the day that is three Local Business Days after the day.”  Section 6(d)(ii) is further modified by deleting the words “two Local Business Days” in the fourth line thereof and substituting therefore “three Local Business Days.”

Amendment of Definition of Reference Market-Makers.  The definition of “Reference Market-Makers” in Section 14 is hereby amended by adding in clause (a) after the word “credit” and before the word “and” the words “or to enter into transactions similar in nature to Transactions.”

Consent to Recording.  Each party consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their Affiliates in connection with this Confirmation.  To the extent that one party records telephone conversations (the “Recording Party”) and the other party does not (the “Non-Recording Party”), the Recording Party shall in the event of any dispute, make a complete and unedited copy of such party’s tape of the entire day’s conversations with the Non-Recording Party’s personnel available to the Non-Recording Party.  The Recording Party’s tapes may be used by either party in any forum in which a dispute is sought to be resolved and the Recording Party will retain tapes for a consistent period of time in accordance with the Recording Party’s policy unless one party notifies the other that a particular transaction is under review and warrants further retention.

Disclosure.  Each party hereby acknowledges and agrees that Seller has authorized Counterparty to disclose this Transaction and any related hedging transaction between the parties if and to the extent that Counterparty reasonably determines (after consultation with Seller) that such disclosure is required by law or by the rules of NASDAQ or any securities exchange.  Notwithstanding any provision in this Confirmation or the Agreement, in connection with Section 1.6011-4 of the Treasury Regulations, the parties hereby agree that each party (and each employee, representative, or other agent of such party) may disclose to any and all persons, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such U.S. tax treatment and U.S. tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

Severability.  If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

Affected Parties.  For purposes of Section 6(e) of the Agreement, each party shall be deemed to be an Affected Party in connection with Illegality and any Tax Event.

Agent. (a) Morgan Stanley Bank (“MSB”) is acting as agent for both parties but does not guarantee the performance of MSIL. MSIL is not a member of the Securities Investor protection Corporation; (b) MSB, MSIL and Counterparty each hereby acknowledges that any transactions by MSIL or MSB in the Shares will be undertaken by MSIL as principal for its own account; (c) all of the actions to be taken by MSIL and MSB in connection with the Transaction shall be taken by MSIL or MSB independently and without any advance or subsequent consultation with the Counterparty; and (d) MSB is hereby authorized to act as agent for Counterparty only to the extent required to satisfy the requirements of Rule 15a-6 under the Exchange Act in respect of the transactions described hereunder.

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Very truly yours,

Morgan Stanley & Co. International Limited

By:

Name:
Title:

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Very truly yours,

Morgan Stanley Bank, as agent

By:

Name:
Title:

Confirmed as of the date first above written:

AMGEN INC.

By:

Name:
Title:

February     , 2006

To:               Amgen, Inc.

Ladies and Gentlemen:

In consideration of that certain 1992 ISDA Master Agreement and Schedule related thereto dated as of February 14, 2006 among Morgan Stanley & Co. International Limited (hereinafter “Party A”) and Amgen Inc. (hereinafter “Party B”) with Morgan Stanley Bank as agent for both parties (such 1992 ISDA Master Agreement and Schedule related thereto, together with each Confirmation exchanged between the parties pursuant thereto, hereinafter the “Agreement”), Morgan Stanley, a Delaware corporation (hereinafter “MS”), hereby irrevocably and unconditionally guarantees to Party B, with effect from the date of the Agreement, the due and punctual payment of all amounts payable by Party A under the Agreement when the same shall become due and payable, whether on Scheduled Payment Dates, upon demand, upon declaration of termination or otherwise, in accordance with the terms of the Agreement. Upon failure of Party A punctually to pay any such amounts, and upon written demand by Party B to MS at its address set forth in the signature block of this Guarantee (or to such other address as MS may specify in writing), MS agrees to pay or cause to be paid such amounts; provided that delay by Party B in giving such demand shall in no event affect MS’s obligations under this Guarantee.

MS hereby agrees that its obligations hereunder shall be continuing and unconditional and will not be discharged except by complete payment of the amounts payable under the Agreement, irrespective of any claim as to the Agreement’s validity, regularity or enforceability or the lack of authority of Party A to execute or deliver the Agreement; or any change in or amendment to the Agreement; or any waiver or consent by Party B with respect to any provisions thereof; or the absence of any action to enforce the Agreement, or the recovery of any judgment against Party A or of any action to enforce a judgment against Party A under the Agreement; any similar circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor generally.

MS hereby waives diligence, presentment, demand on Party A for payment or otherwise (except as provided hereinabove), filing of claims, requirement of a prior proceeding against Party A and protest or notice, except as provided for in the Agreement with respect to amounts payable by Party A. This Guarantee is a guarantee of payment and not of collection. If at any time payment under the Agreement is rescinded or must be otherwise restored or returned by Party B upon the insolvency, bankruptcy or reorganization of Party A or MS or otherwise, MS’s obligations hereunder with respect to such payment shall be reinstated upon such restoration or return being made by Party B.

MS represents to Party B as of the date hereof that:

1.                        it is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has full power and legal right to execute and deliver this Guarantee and to perform the provisions of this Guarantee on its part to be performed;

2.                        its execution, delivery and performance of this Guarantee have been and remain duly authorized by all necessary corporate action and do not contravene any provision of its certificate of incorporation or by-laws or any law, regulation or contractual restriction binding on it or its assets;

3.                        all consents, authorizations, approvals and clearances (including, without limitation, any necessary exchange control approval) and notifications, reports and registrations requisite for its due execution, delivery and performance of this Guarantee have been obtained from or, as the case may be, filed with the relevant governmental authorities having jurisdiction and remain in full force and effect and all conditions thereof have been duly complied with and no other action by, and no notice to or filing with, any governmental authority having jurisdiction is required for such execution, delivery or performance; and

4.                        this Guarantee is its legal, valid and binding obligation enforceable against it in accordance with its terms except as enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ right or by general equity principles.

By accepting this Guarantee and entering into the Agreement, Party B agrees that MS shall be subrogated to all rights of Party B against Party A in respect of any amounts paid by MS pursuant to this Guarantee, provided that MS shall be entitled to enforce or to receive any payment arising out of or based upon such right of subrogation only to the extent that it has paid all amounts payable by Party A under the Agreement.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York. All capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Agreement.

MORGAN STANLEY

By:
Name:
Title:
Address: